UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 4, 2013
Date of Report (Date of earliest event reported)
EPICOR SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	333-178959	45‑1478440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4120 Dublin Ave Suite 300 Dublin, California	94568
(Address of principal executive offices)	(Zip Code)
(925) 361-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
   ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
   ☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
   ☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Joseph L. Cowan as President and Chief Executive Officer

On October 4, 2013, Joseph L. Cowan, 65, was appointed President and Chief Executive Officer of Epicor Software Corporation (“Epicor” or the “Company”). It is anticipated that Mr. Cowan will also be appointed by the Board as a director of the Company. It is unknown at this time whether he will serve on any committees of the Board.
Prior to accepting his position with Epicor, from June to October 2013, Mr. Cowan served as President of DataDirect Networks, a privately-held data storage infrastructure provider. Prior to that, Mr. Cowan served as President, Chief Executive Officer and Director of OnLine Resources Corporation (NASDAQ: ORCC) from June 2010 to March 2013. From June 2009 to June 2010, Mr. Cowan served as a consultant with Vector Capital, a venture capital investment firm. Mr. Cowan served as Chief Executive Officer and a member of the Board of Directors of Interwoven Inc. (NASDAQ: IWOV), a provider of content management software, from April 2007 until its acquisition by Autonomy, Inc. in March 2009. He served as Chief Executive Officer and a director of Manugistics Group, Inc. (NASDAQ: MANU), a provider of supply chain management software, from July 2004 to July 2006. Prior to that, Mr. Cowan served in a variety of other executive senior sales and marketing management positions with companies including, EXE Technologies, Inc., Invensys Automation & Information Systems, Wonderware, Texas Instruments, Eurotherm Corp. (now part of Invensys), Monsanto, and Honeywell Information Systems. Mr. Cowan currently serves as a director of Data Direct Networks and of Nice Systems (NASDAQ: NICE), a provider of internet-based solutions that capture, analyze, and apply in real time, insights from both structured and unstructured big data. He previously served as a director of Blackboard Inc. (NASDAQ: BBBB). Mr. Cowan received a BS degree from Auburn University and an MS degree from Arizona State University.
Other than the terms of the Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Cowan and any other persons pursuant to which Mr. Cowan was selected as the President and Chief Executive Officer or as a potential future director. Other than his compensation arrangements described below, since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Cowan, or members of his immediately family, had or will have a direct or indirect material interest and there are no family relationships between Mr. Cowan and any other directors or executive officers of the Company.

Employment Agreement with Joseph L. Cowan

In connection with his appointment as Chief Executive Officer, Mr. Cowan entered into an Employment Agreement with the Company on October 4, 2013 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Cowan is entitled to:
•An annual cash salary of $650,000.

•
Eligibility for an annual cash bonus payment under the Company’s cash bonus plan as may be in effect from time to time and based on a performance plan and goals agreed to by the Board of Directors of the Company. The initial cash bonus opportunity provides for a target bonus opportunity amount equal to 100% of Mr. Cowan’s base salary, or $650,000 upon attainment of such performance goals (the “Initial Target Bonus”).

•A $3,000 per month housing and automobile allowance.

•	Participate in the Company's health plan and other Company benefit programs including the Company's 401(k) savings program, Deferred Compensation Program and other employee benefit programs.
Pursuant to the terms of his Employment Agreement, should his employment with the Company be terminated under a variety of conditions, Mr. Cowan is also to receive the following severance and separation benefits:

•In the event that Mr. Cowan’s employment with the Company is terminated as a result of his death or disability (as defined in the Employment Agreement), the Employment Agreement provides that Mr. Cowan will be paid:

i.	any earned and unpaid salary and any accrued and unpaid annual bonus for any year prior to the year of termination;
ii.accrued and unpaid vacation,
iii.reimbursement for any unreimbursed business expenses; and

iv.	any other payments, benefits and programs to which Mr. Cowan may be entitled under any other arrangements or programs of the Company.
The amounts and benefits set forth in (i)—(iv) are referred to as the “Accrued Benefits.”
•In the event Mr. Cowan’s employment with the Company is terminated by the Company for cause (as defined in the Employment Agreement) or by Mr. Cowan without good reason (as defined in the Employment Agreement) or as a result of the non-extension of the Agreement by Mr. Cowan, the employment Agreement provides that he will be entitled to the Accrued Benefits.

•If Mr. Cowan’s employment with the Company is terminated by the Company without cause, by Mr. Cowan for good reason or as a result of the non-extension of the Employment Agreement by the Company, Mr. Cowan will be entitled to receive:

(i)the Accrued Benefits and, subject to the execution of a release of claims and compliance with certain restrictive covenants, including non-solicitation and non-competition agreements,

(ii)an amount equal to the sum of his Base Salary and Target Bonus in effect at the time of termination payable over 12 months following the termination;

(iii)a pro rata portion of his annual bonus based on the actual results for the year of his termination and the number of days he served during such year; and

(iv)continued participation by him and his eligible dependents in the Company’s group health plans for 18 months at the Company’s expense, subject to certain limitations and continued eligibility.
In the event severance payments and benefits trigger excise taxation under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), the Company has agreed, with respect to such payments, to use its reasonable best efforts to obtain stockholder approval satisfying the requirements of Section 280G(b)(5) of the Code (the “Stockholder Approval”), such that no portion of the payments or benefits will be subject to the Excise Tax. In the event that the Stockholder Approval is not obtained for any reason, then such payments shall be either (x) reduced to the extent necessary to avoid application of the Excise Tax or (y) provided to Mr. Cowan in full, which of the foregoing amounts, results in the receipt by Mr. Cowan, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax.
Mr. Cowan is not expected to receive any compensation for his service as a director.
The Employment Agreement will be filed with the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2013.
In connection with his appointment, the Company also expects that the Board of Directors will grant Mr. Cowan an as of yet undetermined number of Series C restricted units (“RUs”) in Eagle Topco ("Partnership") under the Company’s restricted partnership unit plan. Subject to Board approval, the RU’s are expected to vest pursuant to the vesting conditions contained in the form of Restricted Unit Agreement filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-4 as filed by the Company on January 11, 2012 and which is incorporated by reference herein. The Company will file an amendment to this Current Report on Form 8-K once the number of RUs to be granted to Mr. Cowan and the specific vesting terms have been approved by the Board.

Departure of Pervez Qureshi as Director, Chief Executive Officer and President

Pervez Qureshi, the Company’s Chief Executive Officer and President has resigned from each of these positions, as well as his position as a director on the Company’s Board of Directors, effective October 4, 2013. Mr. Qureshi will receive severance benefits pursuant to the terms of his employment agreement with the Company dated as of January 5, 2012 (the “Qureshi Employment Agreement”).
The Qureshi Employment Agreement was filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-4 as filed by the Company on January 11, 2012 and is incorporated by reference herein.
Attached to this Current Report, as Exhibit 99.1, is a copy of the news release for Epicor Software Corporation dated October 7, 2013 titled “Joseph L. Cowan Appointed President and Chief Executive Officer of Epicor Software Corporation”.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated October 7, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: October 9, 2013

By: /s/ John D. Ireland____________________
John D. Ireland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 7, 2013